Exhibit 99.1

Tesoro Logistics LP Delivers Strong Third Quarter 2014 Results

•	Net income of $32.4 million, or $0.33 per diluted common limited partner unit

•	Distributable cash flow of $51.5 million

•	Declared quarterly distribution of $0.6425 per limited partner unit, representing 18% year-over-year annualized growth

•	Completed the West Coast Logistics Assets acquisition from Tesoro

•	Announced the acquisition of QEP Field Services, becoming a full-service logistics company

SAN ANTONIO - October 30, 2014 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported third quarter 2014 net income of $32.4 million, or $0.33 per diluted common limited partner unit.

Distributable cash flow for the third quarter 2014 totaled $51.5 million, which was up $17.0 million or 49%, from the third quarter 2013 (excluding Predecessor results). Versus the third quarter 2013, volumes on the High Plains Pipeline in North Dakota increased approximately 49%, reflecting execution of the organic growth programs. Over the same period, volumes on the transportation pipelines increased approximately 362% (excluding Predecessor results), reflecting the strategic acquisition of the Southern California distribution system completed in December 2013.

On October 23, 2014, the Partnership announced its quarterly cash distribution of $65.8 million, or $0.6425 per limited partnership unit, or $2.57 on an annualized basis. The declared distribution represents an 18% increase over the third quarter 2013 distribution of $0.545 paid in November 2013.

“Our strong third quarter results highlight the continued delivery of our strategic objectives aimed at growing EBITDA and increasing unitholder distributions,” said Greg Goff, Chairman and Chief Executive Officer of TLLP’s general partner. “With our recently announced acquisition of QEP Field Services, we are excited to expand our capabilities and create an integrated, full-service logistics company that can create value across the crude oil, refined products and natural gas value chains throughout the Western United States.”

Third Quarter 2014 Financial and Operational Segment Results

Adjusted EBITDA for the third quarter totaled $79.2 million (excluding Predecessor results), which primarily excludes Northwest Products Pipeline inspection and maintenance costs of $0.4 million. Adjusted EBITDA includes transaction costs of approximately $2.4 million primarily related to the QEP Field Services, LLC (“QEPFS”) acquisition and the third quarter acquisition of the West Coast Logistics Assets from Tesoro. Adjusted EBITDA was up $31.0 million from the third quarter 2013 (excluding Predecessor results).

Crude Oil Gathering
Adjusted EBITDA for the Crude Oil Gathering segment totaled $16.9 million in the third quarter 2014, up $11.2 million or 196%, from the third quarter 2013. The year-over-year increase in adjusted EBITDA is mainly a result of higher pipeline volumes from the High Plains Pipeline reversal project completed in August 2014.

Terminalling and Transportation
Adjusted EBITDA for the Terminalling and Transportation segment totaled $68.5 million in the third quarter 2014, up $22.3 million or 48%, from the third quarter 2013 (excluding Predecessor results). The year-over-year increase in adjusted EBITDA can be attributed to continued strong contributions from the acquisitions of the Los Angeles Terminal Assets completed in June 2013 and the Los Angeles Logistics Assets completed in December 2013. The increase can also be attributed to contributions from the first portion of the West Coast Logistics Assets acquisition completed in July 2014.

Strategic Update

West Coast Logistics Assets Acquisition
On July 1, 2014 the Partnership closed the first portion of the acquisition of certain terminalling and storage assets (the “West Coast Logistics Assets”) owned by Tesoro Corporation (“Tesoro”) and certain of its subsidiaries. TLLP acquired three marketing terminals and a storage facility for total consideration of $241.4 million. Consideration for this portion of the transaction included cash proceeds of $214.4 million and Partnership equity valued at approximately $27 million.

On September 30, 2014, the Partnership closed the remaining portion of the West Coast Logistics Assets acquisition owned by Tesoro and certain of its subsidiaries. TLLP acquired Tesoro Alaska Pipeline Company LLC, which owns a refined products pipeline located in Alaska, for total cash consideration of $28.6 million, financed with borrowings under the Partnership's revolving credit facility.

In addition, TLLP plans to develop a new truck rack at the site of the acquired Anacortes terminal. The project has a total estimated capital spend of $23 million, with about $10 million expected to be spent in 2014, and is expected to be completed in 2015.

QEP Field Services Acquisition
On October 19, 2014, the Partnership executed a definitive agreement to acquire QEP Resources, Inc.’s wholly owned natural gas gathering and processing business, QEP Field Services including its 58% partnership interest in QEP Midstream Partners, LP (“QEPM”). TLLP will pay total consideration of approximately $2.5 billion, including approximately $230 million to refinance QEPM’s debt.

Under the terms of the agreements, the Partnership will acquire the general partner interest and incentive distribution rights, as well as 3,701,750 common units and 26,705,000 subordinated units of QEPM. The acquisition, which is subject to regulatory approval, is anticipated to close in the fourth quarter of 2014. TLLP intends to pursue an offer to merge QEPM through an exchange of TLLP units for the outstanding public QEPM units. This process is expected to commence shortly following closing.

The acquired assets include over 2,000 miles of natural gas and crude oil gathering and transmission pipelines with natural gas throughput capacity of 2.9 billion cubic feet per day and crude oil throughput capacity of over 54,000 barrels per day. Additionally, the assets include four natural gas processing complexes with total capacity of 1.5 billion cubic feet per day and one fractionation facility with 15,000 barrels per day of throughput capacity.

In its first full quarter after close, the acquisition is expected to generate approximately $65 million to $70 million of EBITDA on a consolidated basis (inclusive of 100% of QEPM) before transaction and integration expenses. For 2015, TLLP expects the acquisition to generate consolidated EBITDA (inclusive of 100% of QEPM) of approximately $250 million to $275 million before integration expenses. This includes approximately $20 million of savings from QEPFS’ historical expenses relating to allocated costs and third party spending along with approximately 10% to 15% growth of natural gas gathering and processing volume, driven by new production in existing contracted acreage dedications. TLLP also expects the consolidated maintenance capital expenditures for the acquired assets to be approximately $20 million for 2015. TLLP expects to spend approximately $100 million in 2015 for identified growth capital projects relating to the acquired assets, primarily to build out additional natural gas gathering pipelines to support the expected production growth in dedicated service areas. Additionally, the Partnership expects annual 2015 base TLLP EBITDA to grow $75 to $100 million over 2014, primarily as a result of the base organic growth programs and the full year benefit from the acquisition of the West Coast Logistics Assets.

“The acquisition of QEPFS provides a significant platform to expand our capabilities and execute our strategy to improve the business through increased utilization and organic growth,” said Goff. “We expect to accelerate our growth potential across our entire logistics business.”

Capital Expenditures
Capital expenditures for the third quarter 2014 totaled $63.1 million. This includes $49.3 million of growth capital, of which approximately $3.6 million was reimbursed, and $13.8 million of maintenance capital, of which approximately $2.5 million was reimbursed. The Partnership estimates full year 2014 growth capital spending of $160 million, or $148 million net of reimbursements. TLLP estimates full year 2014 maintenance capital spending of $40 million, or $28 million net of reimbursements.

Analyst and Investor Presentation
Tesoro Corporation and Tesoro Logistics LP will be hosting a joint Analyst and Investor Presentation at Le Parker Meridian Hotel in New York City on December 9, 2014 at 9:00 a.m. ET. Because space is limited, reservations will be required to attend and accepted on a first-come, first-serve basis. Interested parties should contact Tara Murr in the Investor Relations department via email at tara.j.murr@tsocorp.com or phone at (210) 626-6603. Reservations will be accepted until close of business on Monday, December 1, 2014.  Interested parties may also access the presentation over the Internet by logging on to http://www.tesorologistics.com.

Public Invited to Listen to Analyst Conference Call
At 9:00 a.m. CDT on October 31, 2014, TLLP will broadcast, live, its conference call with analysts regarding third quarter 2014 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

Twitter Communication
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation. The Partnership is designed to own, operate, develop and acquire crude oil and refined products pipelines, terminals, tankage, and other transportation and logistics assets primarily in the Western and Mid-Continent regions of the United States.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our expectations regarding growing EBITDA and increasing cash distributions; the development and completion of a new truck rack at the Anacortes terminal; the closing of the QEPFS acquisition, the benefits of the acquisition and its future performance; and capital spending and reimbursements. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication contains information relating to a proposal that the Partnership currently intends to make for a business combination transaction with QEPM. If such proposal is pursued and subject to future developments, the Partnership (and, if a negotiated transaction is agreed upon, QEPM) may file a proxy statement/prospectus and other documents with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF QEPM ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of QEPM. Investors and security holders will be able to obtain free copies of these documents (if and when they become available) and other documents filed with the SEC by the Partnership and/or QEPM through the web site maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus (if and when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations, Tesoro Logistics LP, 19100 Ridgewood Parkway, San Antonio, Texas 78259 or at Tesoro Logistics LP’s Investor Relations website at http://www.tesorologistics.com.

The Partnership, QEPM and the directors and executive officers of their respective general partners and certain other persons may be deemed to be participants in the solicitation of proxies with respect to any proposed business combination between the Partnership and QEPM. Information regarding the directors and executive officers of the Partnership’s General Partner is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 24, 2014. Information regarding the directors and executive officers of QEPM’s General Partner is available in QEPM’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 20, 2014. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC (if and when they become available).

Contact:
Investors:
Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

As part of our strategy to make capital investments to expand our existing asset base, we entered into various transactions with Tesoro and Tesoro Logistics GP, LLC (“TLGP”), our general partner, pursuant to which TLLP acquired the following from Tesoro in 2013 and 2014:

•	six marketing terminals and storage facilities located in Southern California (the “Los Angeles Terminal Assets”) effective June 1, 2013;

•
two marine terminals, a marine storage facility, a products terminal, a petroleum coke handling and storage facility and crude oil and refined products pipelines located in Southern California (the “Los Angeles Logistics Assets”) effective December 6, 2013; and

•
three truck terminals, ten storage tanks, two rail loading and unloading facilities and a refined products pipeline (the “West Coast Logistics Assets”) effective July 1, 2014 for the terminals, storage tanks and rail facilities and effective September 30, 2014 for the refined products pipeline.

These transactions are collectively referred to as “Acquisitions from Tesoro” and were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro for the periods presented with the exception of the Los Angeles Terminal Assets since they were not operated by Tesoro prior to their acquisition by TLLP on June 1, 2013. We refer to the historical results of the West Coast Logistics Assets prior to its acquisition date and the Los Angeles Logistics Assets acquisition from June 1, 2013 through December 5, 2013, as our “Predecessors.” Our financial results may not be comparable as our Predecessors recorded revenues, general and administrative expenses and financed operations differently than the Partnership. See “Factors Affecting the Comparability of Our Financial Results” in our Annual Report on Form 10-K for the year ended December 31, 2013.

On June 19, 2013, we purchased a regulated common carrier products pipeline system running from Salt Lake City, Utah to Spokane, Washington and three refined products terminals in Boise and Pocatello, Idaho and Pasco, Washington (collectively, the “Northwest Products System”) from Chevron Pipe Line Company and Northwest Terminalling Company.

The Partnership’s future results of operations may not be comparable to the Predecessors’ historical results of operations for the reasons described below:

Revenues. There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the Acquisitions from Tesoro. Our assets, with the exception of the assets acquired in the Northwest Products System acquisition and the Los Angeles Terminal Assets acquisition, have historically been a part of the integrated operations of Tesoro, and our Predecessors generally recognized only the costs and did not record revenue for transactions with Tesoro in the Terminalling and Transportation segment. Accordingly, the revenues in our Predecessors’ historical combined financial statements relate only to amounts received from third parties for these services and amounts received from Tesoro with respect to transportation regulated by the Regulatory Commission of Alaska (“RCA”).

The Partnership’s revenues are generated by existing third-party contracts and from commercial agreements we entered into with Tesoro subsequent to the Acquisitions from Tesoro, under which Tesoro pays us fees for gathering crude oil and distributing, transporting and storing crude oil and refined products.

Financing. There are differences in the way the Partnership finances operations as compared to the way our Predecessors financed their operations. Historically, our Predecessors’ operations were financed as part of Tesoro’s integrated operations and our Predecessors did not record any separate costs associated with financing its operations. Additionally, our Predecessors largely relied on internally generated cash flows and capital contributions from Tesoro to satisfy its capital expenditure requirements. The Partnership expects ongoing sources of liquidity to include cash generated from operations, reimbursement for certain maintenance and growth capital expenditures, borrowings under our revolving credit facility and issuances of debt and additional equity securities.

Non-GAAP Financial Measures

Our management uses a variety of financial and operating measures to analyze operating segment performance. Our management also uses additional measures that are known as “non-GAAP” financial measures in its evaluation of past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These measures are significant factors in assessing our operating results and profitability and include earnings before interest, income taxes, depreciation and amortization expenses (“EBITDA”) and cash flow available to be distributed to unitholders (“Distributable Cash Flow”).

We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define adjusted EBITDA as EBITDA plus any loss (gain) on asset disposals and impairments and expenses incurred for the inspection and maintenance program associated with the Northwest Products System. We define Distributable Cash Flow as adjusted EBITDA less maintenance capital expenditures and interest and financing costs, net of capitalized interest and premiums reimbursed by Tesoro, plus the amortization of debt issuance costs, plus reimbursement by our customers for certain maintenance capital expenditures, non-cash unit-based compensation expense, proceeds from sale of assets, the change in deferred revenue and interest income. EBITDA, adjusted EBITDA and Distributable Cash Flow are not measures prescribed by U.S. GAAP but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. The amounts included in the calculation of EBITDA are derived from amounts separately presented in our condensed combined consolidated financial statements. EBITDA and adjusted EBITDA should not be considered as an alternative to U.S. GAAP net income or net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of Distributable Cash Flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. We have updated our Distributable Cash Flow calculation to exclude the non-cash impact of amortization of debt issuance costs. The U.S. GAAP measure most directly comparable to Distributable Cash Flow is net income. The amounts included in the calculation of Distributable Cash Flow are derived from amounts separately presented in our condensed combined consolidated financial statements, with the exception of the change in deferred revenue, maintenance capital expenditures and reimbursement by our customers for certain maintenance capital expenditures.

We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations excluding results of our Predecessors will provide useful information to investors in assessing our results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited) (In thousands, except unit and per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	(Includes Predecessors)
Crude Oil Gathering	$32,586	$23,876	$84,293	$66,512
Terminalling and Transportation	117,768	72,849	325,485	145,755
Total Revenues	150,354	96,725	409,778	212,267
COSTS AND EXPENSES
Operating and maintenance expenses, net (1)	54,752	59,032	155,403	108,574
General and administrative expenses	16,553	8,437	38,745	21,701
Depreciation and amortization expenses	18,224	16,368	51,093	28,549
Loss (gain) on asset disposals and impairments (a)	204	13	(4,412)	177
Total Costs and Expenses	89,733	83,850	240,829	159,001
OPERATING INCOME	60,621	12,875	168,949	53,266
Interest and financing costs, net (b)	(28,220)	(12,284)	(63,440)	(24,459)
Interest income	—	—	—	493
NET INCOME	$32,401	$591	$105,509	$29,300

Loss (income) attributable to Predecessors	(86)	20,462	4,070	29,604
Net income attributable to partners	32,315	21,053	109,579	58,904
General partner’s interest in net income, including incentive distribution rights	(13,504)	(3,563)	(28,298)	(7,077)
Limited partners’ interest in net income	$18,811	$17,490	$81,281	$51,827

Net income per limited partner unit (c):
Common - basic	$0.33	$0.37	$1.50	$1.14
Common - diluted	$0.33	$0.37	$1.50	$1.14
Subordinated - basic and diluted	$—	$0.37	$1.28	$1.10

Weighted average limited partner units outstanding:
Common units - basic	55,934,835	31,722,523	47,405,475	30,456,062
Common units - diluted	56,022,405	31,828,764	47,487,656	30,549,230
Subordinated units - basic and diluted	—	15,254,890	7,543,627	15,254,890

Cash distributions per unit paid during period (d)	$0.6150	$0.5100	$1.7700	$1.4725

SUPPLEMENTAL INFORMATION:
(1) Includes reimbursements from Tesoro	$7,602	$—	$17,693	$539
_____________

(a)	Includes a $4.7 million gain on assets related to the sale of the Boise Terminal for the nine months ended September 30, 2014.

(b)
The increase in net interest and financing costs from the 2013 periods to the 2014 periods is primarily related to the increase in outstanding debt as a result of the issuance of $800.0 million of Senior Notes used to fund the 2013 Acquisitions from Tesoro and $10.2 million of expenses for premiums and unamortized debt issuance costs recognized during the three and nine months ended September 30, 2014 in connection with the redemption of a portion of our 5.875% Senior Notes (the “Senior Notes Redemption”).

(c)
TLLP excludes income or losses attributable to Predecessors from its calculation of net income per limited partner unit in accordance with the partnership agreement. The table below provides supplemental presentation of net income per limited partner unit, as adjusted, using the Net Income shown above. This supplemental information assumes the common unitholders, subordinated unitholders and General Partner participated in the pre-acquisition date income or losses attributable to the Predecessors for the three and nine months ended September 30, 2014 and 2013.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted Net Income (Loss) Per Limited Partner Unit:
Common - basic	$0.33	$(0.06)	$1.43	$0.51
Common - diluted	$0.33	$(0.06)	$1.42	$0.51
Subordinated - basic and diluted	$—	$(0.06)	$1.21	$0.47

(d)	On October 23, 2014, we declared a quarterly cash distribution of $0.6425 per limited partner unit for the third quarter of 2014.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2014
REVENUES
Crude Oil Gathering	$32,586	$—	$32,586
Terminalling and Transportation	115,416	2,352	117,768
Total Revenues	148,002	2,352	150,354
COSTS AND EXPENSES
Operating and maintenance expenses	52,702	2,050	54,752
General and administrative expenses	16,470	83	16,553
Depreciation and amortization expenses	18,091	133	18,224
Loss on asset disposals and impairments	204	—	204
Total Costs and Expenses	87,467	2,266	89,733
OPERATING INCOME	60,535	86	60,621
Interest and financing costs, net	(28,220)	—	(28,220)
NET INCOME	32,315	86	32,401

Income attributable to Predecessors	—	(86)	(86)
Net income attributable to partners	$32,315	$—	$32,315

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2013
REVENUES
Crude Oil Gathering	$23,876	$—	$23,876
Terminalling and Transportation	69,901	2,948	72,849
Total Revenues	93,777	2,948	96,725
COSTS AND EXPENSES
Operating and maintenance expenses	39,845	19,187	59,032
General and administrative expenses	7,554	883	8,437
Depreciation and amortization expenses	13,028	3,340	16,368
Loss on asset disposals and impairments	13	—	13
Total Costs and Expenses	60,440	23,410	83,850
OPERATING INCOME (LOSS)	33,337	(20,462)	12,875
Interest and financing costs, net	(12,284)	—	(12,284)
NET INCOME (LOSS)	21,053	(20,462)	591

Loss attributable to Predecessors	—	20,462	20,462
Net income attributable to partners	$21,053	$—	$21,053

See page 8 for footnotes to these tables.

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2014
REVENUES
Crude Oil Gathering	$84,293	$—	$84,293
Terminalling and Transportation	319,083	6,402	325,485
Total Revenues	403,376	6,402	409,778
COSTS AND EXPENSES
Operating and maintenance expenses	146,429	8,974	155,403
General and administrative expenses	38,264	481	38,745
Depreciation and amortization expenses	50,076	1,017	51,093
Gain on asset disposals and impairments (a)	(4,412)	—	(4,412)
Total Costs and Expenses	230,357	10,472	240,829
OPERATING INCOME (LOSS)	173,019	(4,070)	168,949
Interest and financing costs, net	(63,440)	—	(63,440)
NET INCOME (LOSS)	109,579	(4,070)	105,509

Loss attributable to Predecessors	—	4,070	4,070
Net income attributable to partners	$109,579	$—	$109,579

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2013
REVENUES
Crude Oil Gathering	$66,512	$—	$66,512
Terminalling and Transportation	138,762	6,993	145,755
Total Revenues	205,274	6,993	212,267
COSTS AND EXPENSES
Operating and maintenance expenses	78,569	30,005	108,574
General and administrative expenses	20,211	1,490	21,701
Depreciation and amortization expenses	23,447	5,102	28,549
Loss on asset disposals and impairments	177	—	177
Total Costs and Expenses	122,404	36,597	159,001
OPERATING INCOME (LOSS)	82,870	(29,604)	53,266
Interest and financing costs, net	(24,459)	—	(24,459)
Interest income	493	—	493
NET INCOME (LOSS)	58,904	(29,604)	29,300

Loss attributable to Predecessors	—	29,604	29,604
Net income attributable to partners	$58,904	$—	$58,904

See page 8 for footnotes to these tables.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income:	(Includes Predecessors)
Net income	$32,401	$591	$105,509	$29,300
Depreciation and amortization expenses	18,224	16,368	51,093	28,549
Interest and financing costs, net	28,220	12,284	63,440	24,459
Interest income	—	—	—	(493)
EBITDA (e)	78,845	29,243	220,042	81,815
Loss (gain) on asset disposals and impairments (a)	204	13	(4,412)	177
Inspection and maintenance expenses associated with the Northwest Products System	403	1,901	5,341	1,901
Adjusted EBITDA (e)	79,452	31,157	220,971	83,893
Interest and financing costs, net of capitalized interest and reimbursed premiums by Tesoro (f)	(20,566)	(12,284)	(55,786)	(24,459)
Proceeds from sale of assets	—	—	9,721	—
Maintenance capital expenditures (g)	(13,808)	(5,404)	(19,928)	(14,692)
Reimbursement for maintenance capital expenditures (g)	2,492	767	3,989	4,354
Non-cash unit-based compensation expense	446	467	1,367	1,438
Change in deferred revenue	201	(131)	357	998
Amortization of debt issuance costs (h)	3,322	586	4,903	1,408
Interest income	—	—	—	493
Distributable Cash Flow (e)	$51,539	$15,158	$165,594	$53,433

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$67,323	$23,030	$152,817	$72,728
Interest and financing costs, net	28,220	12,284	63,440	24,459
Changes in assets and liabilities	(12,726)	(5,005)	5,643	(11,840)
Gain (loss) on asset disposals and impairments (a)	(204)	(13)	4,412	(177)
Amortization of debt issuance costs	(3,322)	(586)	(4,903)	(1,408)
Unit-based compensation expense	(446)	(467)	(1,367)	(1,454)
Interest income	—	—	—	(493)
EBITDA (e)	$78,845	$29,243	$220,042	$81,815
_____________

(e)	See “Non-GAAP Financial Measures” on page 2 for a definition of EBITDA, adjusted EBITDA and Distributable Cash Flow.

(f)
During the three and nine months ended September 30, 2014, we were required to pay $7.7 million of premiums related to the Senior Notes Redemption. TLGP reimbursed the payment of premiums, which was reflected as a contribution by TLGP as it relates to its ownership of common units. This amount, which was included in interest and financing costs, net has been excluded from the calculation of Distributable Cash Flow, as there was no resulting cash impact to the Partnership.

(g)	Maintenance capital expenditures include expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets.

(h)
We have updated the Distributable Cash Flow calculation to exclude the non-cash impact of amortization of debt issuance costs. Amortization of debt issuance costs include $2.5 million for the three and nine month periods ended September 30, 2014 related to the Senior Notes Redemption. Prior year balances have been updated to conform to the current year presentation.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2014
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income:
Net income	$32,315	$86	$32,401
Depreciation and amortization expenses	18,091	133	18,224
Interest and financing costs, net	28,220	—	28,220
EBITDA (e)	78,626	219	78,845
Loss on asset disposals and impairments	204	—	204
Inspection and maintenance capital expenses associated with the Northwest Products System	403	—	403
Adjusted EBITDA (e)	79,233	219	79,452
Interest and financing costs, net of capitalized interest and reimbursed premiums by Tesoro (f)	(20,566)	—	(20,566)
Maintenance capital expenditures (g)	(13,655)	(153)	(13,808)
Reimbursement for maintenance capital expenditures (g)	2,492	—	2,492
Non-cash unit-based compensation expense	442	4	446
Change in deferred revenue	201	—	201
Amortization of debt issuance costs (h)	3,322	—	3,322
Distributable Cash Flow (e)	$51,469	$70	$51,539

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$66,707	$616	$67,323
Interest and financing costs, net	28,220	—	28,220
Changes in assets and liabilities	(12,333)	(393)	(12,726)
Loss on asset disposals and impairments	(204)	—	(204)
Amortization of debt issuance costs	(3,322)	—	(3,322)
Unit-based compensation expense	(442)	(4)	(446)
EBITDA (e)	$78,626	$219	$78,845

See page 11 for footnotes to this table.

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$21,053	$(20,462)	$591
Depreciation and amortization expenses	13,028	3,340	16,368
Interest and financing costs, net	12,284	—	12,284
EBITDA (e)	46,365	(17,122)	29,243
Loss on asset disposals and impairments	13	—	13
Inspection and maintenance capital expenses associated with the Northwest Products System	1,901	—	1,901
Adjusted EBITDA (e)	48,279	(17,122)	31,157
Interest and financing costs, net	(12,284)	—	(12,284)
Maintenance capital expenditures (g)	(3,260)	(2,144)	(5,404)
Reimbursement for maintenance capital expenditures (g)	767	—	767
Non-cash unit-based compensation expense (benefit)	490	(23)	467
Change in deferred revenue	(131)	—	(131)
Amortization of debt issuance costs (h)	586	—	586
Distributable Cash Flow (e)	$34,447	$(19,289)	$15,158

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$37,396	$(14,366)	$23,030
Interest and financing costs, net	12,284	—	12,284
Changes in assets and liabilities	(2,226)	(2,779)	(5,005)
Loss on asset disposals and impairments	(13)	—	(13)
Amortization of debt issuance costs	(586)	—	(586)
Unit-based compensation benefit (expense)	(490)	23	(467)
EBITDA (e)	$46,365	$(17,122)	$29,243

See page 11 for footnotes to this table.

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2014
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$109,579	$(4,070)	$105,509
Depreciation and amortization expenses	50,076	1,017	51,093
Interest and financing costs, net	63,440	—	63,440
EBITDA (e)	223,095	(3,053)	220,042
Gain on asset disposals and impairments	(4,412)	—	(4,412)
Inspection and maintenance capital expenses associated with the Northwest Products System	5,341	—	5,341
Adjusted EBITDA (e)	$224,024	$(3,053)	$220,971
Interest and financing costs, net of capitalized interest and reimbursed premiums by Tesoro (f)	(55,786)	—	(55,786)
Proceeds from sale of assets	9,721	—	9,721
Maintenance capital expenditures (g)	(19,947)	19	(19,928)
Reimbursement for maintenance capital expenditures (g)	3,989	—	3,989
Non-cash unit-based compensation expense	1,359	8	1,367
Change in deferred revenue	357	—	357
Amortization of debt issuance costs (h)	4,903	—	4,903
Distributable Cash Flow (e)	$168,620	$(3,026)	$165,594

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from (used in) operating activities	$155,921	$(3,104)	$152,817
Interest and financing costs, net	63,440	—	63,440
Changes in assets and liabilities	5,584	59	5,643
Gain on asset disposals and impairments	4,412	—	4,412
Amortization of debt issuance costs	(4,903)	—	(4,903)
Unit-based compensation expense	(1,359)	(8)	(1,367)
EBITDA (e)	$223,095	$(3,053)	$220,042

See page 11 for footnotes to this table.

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$58,904	$(29,604)	$29,300
Depreciation and amortization expenses	23,447	5,102	28,549
Interest and financing costs, net	24,459	—	24,459
Interest income	(493)	—	(493)
EBITDA (e)	106,317	(24,502)	81,815
Loss on asset disposals and impairments	177	—	177
Inspection and maintenance capital expenses associated with the Northwest Products System	1,901	—	1,901
Adjusted EBITDA (e)	108,395	(24,502)	83,893
Interest and financing costs, net	(24,459)	—	(24,459)
Maintenance capital expenditures (g)	(9,402)	(5,290)	(14,692)
Reimbursement for maintenance capital expenditures (g)	4,354	—	4,354
Non-cash unit-based compensation expense	1,408	30	1,438
Change in deferred revenue	998	—	998
Amortization of debt issuance costs (h)	1,408	—	1,408
Interest income	493	—	493
Distributable Cash Flow (e)	$83,195	$(29,762)	$53,433

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$82,641	$(9,913)	$72,728
Interest and financing costs, net	24,459	—	24,459
Changes in assets and liabilities	2,719	(14,559)	(11,840)
Loss on asset disposals and impairments	(177)	—	(177)
Amortization of debt issuance costs	(1,408)	—	(1,408)
Unit-based compensation expense	(1,424)	(30)	(1,454)
Interest income	(493)	—	(493)
EBITDA (e)	$106,317	$(24,502)	$81,815

See page 11 for footnotes to this table.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited) (In thousands, except barrel and per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$17,179	$10,683	$42,298	$29,172
Pipeline throughput (barrels per day (“bpd”))	135,510	90,995	114,359	84,663
Average pipeline revenue per barrel (i)	$1.38	$1.28	$1.35	$1.26
Trucking:
Trucking revenues	$15,407	$13,193	$41,995	$37,340
Trucking volume (bpd)	50,746	47,414	47,466	44,930
Average trucking revenue per barrel (i)	$3.30	$3.02	$3.24	$3.04
Total Revenues	32,586	23,876	84,293	66,512
Costs and Expenses:
Operating and maintenance expenses	13,788	17,299	38,565	39,730
General and administrative expenses	1,897	866	3,701	2,321
Depreciation and amortization expenses	2,462	1,026	4,517	3,061
Loss on asset disposals and impairments	34	—	166	—
Total Costs and Expenses	18,181	19,191	46,949	45,112
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$14,405	$4,685	$37,344	$21,400

TERMINALLING AND TRANSPORTATION (j)
Terminalling:	(Includes Predecessors)
Terminalling revenues (k)	$89,508	$59,014	$244,448	$123,264
Terminalling throughput (bpd)	942,930	1,020,421	919,350	675,047
Average terminalling revenue per barrel (i) (k)	$1.03	$0.63	$0.97	$0.67
Pipeline transportation:
Pipeline transportation revenues	$28,260	$13,835	$81,037	$22,491
Pipeline transportation throughput (bpd) (j)	843,293	212,802	824,468	152,757
Average pipeline transportation revenue per barrel (i) (j)	$0.36	$0.71	$0.36	$0.54
Total Revenues	117,768	72,849	325,485	145,755
Costs and Expenses:
Operating and maintenance expenses	40,964	41,733	116,838	68,844
General and administrative expenses	8,487	3,973	20,984	7,361
Depreciation and amortization expenses	15,762	15,342	46,576	25,488
Loss (gain) on asset disposals and impairments (a)	170	13	(4,578)	177
Total Costs and Expenses	65,383	61,061	179,820	101,870
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$52,385	$11,788	$145,665	$43,885
_____________

(i)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; other companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(j)
The Terminalling and Transportation segment includes predecessor results of operations related to the Los Angeles Logistics Assets from June 1, 2013 through September 30, 2013 and results of operations and volumes related to the West Coast Logistics Assets for all periods presented. Tesoro did not separately track transportation volumes on the pipeline assets acquired in the Los Angeles Logistics Assets prior to the acquisition on December 6, 2013. Therefore, 2013 pipeline transportation throughput and average pipeline transportation revenue per barrel information has not been adjusted to include activity prior to December 6, 2013. See disaggregated presentation of our results of operations to exclude our Predecessors on page 14.

(k)
The Partnership adjusted the disclosure of terminalling revenues to include amounts previously reported as storage revenues. Prior year balances for terminalling revenues and average terminalling revenue per barrel have been adjusted to conform to current presentation.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2014
REVENUES
Terminalling revenues	$89,508	$—	$89,508
Pipeline transportation revenues	25,908	2,352	28,260
Total Revenues	115,416	2,352	117,768
COSTS AND EXPENSES
Operating and maintenance expenses	38,914	2,050	40,964
General and administrative expenses	8,404	83	8,487
Depreciation and amortization expenses	15,629	133	15,762
Loss on asset disposals and impairments	170	—	170
Total Costs and Expenses	63,117	2,266	65,383
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$52,299	$86	$52,385
VOLUMES (bpd)
Terminalling throughput (bpd)	942,930		942,930
Average terminalling revenue per barrel (i)	$1.03		$1.03
Pipeline transportation throughput (bpd)	799,647		843,293
Average pipeline transportation revenue per barrel (i)	$0.35		$0.36

See page 16 for footnotes to this table.

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2013
REVENUES
Terminalling revenues (k)	$58,323	$691	$59,014
Pipeline transportation revenues	11,578	2,257	13,835
Total Revenues	69,901	2,948	72,849
COSTS AND EXPENSES
Operating and maintenance expenses	22,546	19,187	41,733
General and administrative expenses	3,090	883	3,973
Depreciation and amortization expenses	12,002	3,340	15,342
Loss on asset disposals and impairments	13	—	13
Total Costs and Expenses	37,651	23,410	61,061
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$32,250	$(20,462)	$11,788
VOLUMES (bpd)
Terminalling throughput (bpd)	606,977		1,020,421
Average terminalling revenue per barrel (i) (k)	$1.04		$0.63
Pipeline transportation throughput (bpd) (j)	173,111		212,802
Average pipeline transportation revenue per barrel (i) (j)	$0.73		$0.71

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2014
REVENUES
Terminalling revenues	$244,448	$—	$244,448
Pipeline transportation revenues	74,635	6,402	81,037
Total Revenues	319,083	6,402	325,485
COSTS AND EXPENSES
Operating and maintenance expenses	107,864	8,974	116,838
General and administrative expenses	20,503	481	20,984
Depreciation and amortization expenses	45,559	1,017	46,576
Gain on asset disposals and impairments	(4,578)	—	(4,578)
Total Costs and Expenses	169,348	10,472	179,820
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$149,735	$(4,070)	$145,665
VOLUMES (bpd)
Terminalling throughput (bpd)	903,743		919,350
Average terminalling revenue per barrel (i)	$0.99		$0.97
Pipeline transportation throughput (bpd)	785,757		824,468
Average pipeline transportation revenue per barrel (i)	$0.35		$0.36

See page 16 for footnotes to these tables.

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2013
REVENUES
Terminalling revenues (k)	$122,343	$921	$123,264
Pipeline transportation revenues	16,419	6,072	22,491
Total Revenues	138,762	6,993	145,755
COSTS AND EXPENSES
Operating and maintenance expenses	38,839	30,005	68,844
General and administrative expenses	5,871	1,490	7,361
Depreciation and amortization expenses	20,386	5,102	25,488
Loss on asset disposals and impairments	177	—	177
Total Costs and Expenses	65,273	36,597	101,870
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$73,489	$(29,604)	$43,885
VOLUMES (bpd)
Terminalling throughput (bpd)	478,305		675,047
Average terminalling revenue per barrel (i) (k)	$0.94		$0.67
Pipeline transportation throughput (bpd) (j)	116,686		152,757
Average pipeline transportation revenue per barrel (i) (j)	$0.52		$0.54

See page 16 for footnotes to this table.

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Crude Oil Gathering Segment EBITDA to Operating Income:
Crude oil gathering segment operating income	$14,405	$4,685	$37,344	$21,400
Depreciation and amortization expenses	2,462	1,026	4,517	3,061
Crude Oil Gathering Segment EBITDA (e)	16,867	5,711	41,861	24,461
Loss on asset disposals and impairments	34	—	166	—
Crude Oil Gathering Segment Adjusted EBITDA (e)	$16,901	$5,711	$42,027	$24,461

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:	(Includes Predecessors)
Transportation and terminalling segment operating income	$52,385	$11,788	$145,665	$43,885
Depreciation and amortization expenses	15,762	15,342	46,576	25,488
Terminalling and Transportation Segment EBITDA (e)	68,147	27,130	192,241	69,373
Loss (gain) on asset disposals and impairments (a)	170	13	(4,578)	177
Inspection and maintenance expenses associated with the Northwest Products System	403	1,901	5,341	1,901
Terminalling and Transportation Segment Adjusted EBITDA (e)	$68,720	$29,044	$193,004	$71,451

See pages 8 and 11 for footnotes to these tables.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2014
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:
Transportation and terminalling segment operating income	$52,299	$86	$52,385
Depreciation and amortization expenses	15,629	133	15,762
Terminalling and Transportation Segment EBITDA (e)	67,928	219	68,147
Loss on asset disposals and impairments	170	—	170
Inspection and maintenance expenses associated with the Northwest Products System	403	—	403
Terminalling and Transportation Segment Adjusted EBITDA (e)	$68,501	$219	$68,720

See page 11 for additional footnotes to this table.

	Tesoro Logistics LP	Predecessors	Three Months Ended September 30, 2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income (loss):
Transportation and terminalling segment operating income (loss)	$32,250	$(20,462)	$11,788
Depreciation and amortization expenses	12,002	3,340	15,342
Terminalling and Transportation Segment EBITDA (e)	44,252	(17,122)	27,130
Loss on asset disposals and impairments	13	—	13
Inspection and maintenance expenses associated with the Northwest Products System	1,901	—	1,901
Terminalling and Transportation Segment Adjusted EBITDA (e)	$46,166	$(17,122)	$29,044

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2014
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income (loss):
Transportation and terminalling segment operating income (loss)	$149,735	$(4,070)	$145,665
Depreciation and amortization expenses	45,559	1,017	46,576
Terminalling and Transportation Segment EBITDA (e)	195,294	(3,053)	192,241
Gain on asset disposals and impairments	(4,578)	—	(4,578)
Inspection and maintenance expenses associated with the Northwest Products System	5,341	—	5,341
Terminalling and Transportation Segment Adjusted EBITDA (e)	$196,057	$(3,053)	$193,004

	Tesoro Logistics LP	Predecessors	Nine Months Ended September 30, 2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income (loss):
Transportation and terminalling segment operating income (loss)	$73,489	$(29,604)	$43,885
Depreciation and amortization expenses	20,386	5,102	25,488
Terminalling and Transportation Segment EBITDA (e)	93,875	(24,502)	69,373
Loss on asset disposals and impairments	177	—	177
Inspection and maintenance expenses associated with the Northwest Products System	1,901	—	1,901
Terminalling and Transportation Segment Adjusted EBITDA (e)	$95,953	$(24,502)	$71,451

See page 11 for additional footnotes to these tables.

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Capital Expenditures (l)
Growth	$49,255	$18,087	$117,159	$44,424
Maintenance (g)	13,808	5,404	19,928	14,692
Total Capital Expenditures	$63,063	$23,491	$137,087	$59,116

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Capital Expenditures, net of reimbursements (l)
Growth	$45,646	$17,981	$106,756	$44,038
Maintenance (g)	11,316	4,637	15,939	10,338
Total Capital Expenditures	$56,962	$22,618	$122,695	$54,376
_____________
(l) Total capital expenditures include spending related to the Predecessors prior to each respective acquisition date. These expenditures were primarily for maintenance capital projects.

See page 11 for additional footnotes to these tables.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
General and Administrative Expenses	(Includes Predecessors)
Crude Oil Gathering	$1,897	$866	$3,701	$2,321
Terminalling and Transportation	8,487	3,973	20,984	7,361
Unallocated	6,169	3,598	14,060	12,019
Total General and Administrative Expenses	$16,553	$8,437	$38,745	$21,701

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited) (In thousands)

	September 30, 2014	December 31, 2013
Cash and cash equivalents	$3,442	$23,203
Total debt	1,276,289	1,164,343

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED ANNUAL EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited, in millions)

Reconciliation of Forecasted annual EBITDA to Forecasted Net Income:	West Coast Logistics Assets

Forecasted net income	$20
Add: Depreciation and amortization expenses	2
Add: Interest and financing costs, net	6
Forecasted annual EBITDA (e)	$28

See page 11 for additional footnotes to this table.

Reconciliation of Forecasted 2015 annual EBITDA to Forecasted Net Income:	QEPFS Assets

Forecasted net income	$ 32 - 57
Add: Depreciation and amortization expenses (m)	132
Add: Interest and financing costs, net	86
Forecasted 2015 annual EBITDA (e)	$ 250 - 275

Reconciliation of Forecasted first quarter 2015 EBITDA to Forecasted Net Income:	QEPFS Assets

Forecasted net income	$ 10 - 15
Add: Depreciation and amortization expenses (m)	33
Add: Interest and financing costs, net	22
Forecasted first quarter 2015 EBITDA (e)	$ 65 - 70

Reconciliation of Forecasted EBITDA to Forecasted Net Income:	2014 Tesoro Logistics LP Forecasted Current Business	2015 Tesoro Logistics LP Forecasted Current Business

Forecasted net income	$ 150 - 165	$ 225 - 265
Add: Depreciation and amortization expenses	70	70
Add: Interest and financing costs, net	80	80
Forecasted annual EBITDA (e)	$ 300 - 315	$ 375 - 415
_____________
(m) Reflects estimated depreciation expense for the QEPFS Acquisition based upon an estimated fair value allocated to the acquired property, plant and equipment. The Partnership has not performed detailed valuation studies to determine the required estimates of the fair value of the QEPFS assets to be acquired and the liabilities to be assumed. As a result, for purposes of this calculation, the amount of the purchase price in excess of historical amounts has been allocated to property, plant and equipment. Accordingly, the above estimates for the QEPFS Acquisition are preliminary and subject to further adjustments as additional information becomes available and the independent appraisals and other evaluations are performed. Such adjustments may have a significant effect on depreciation and amortization expenses.

See page 11 for additional footnotes to these tables.